SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): January 22, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits

99.1	Registrant's January 22, 2004 press release regarding 2004 outlook and announcing earnings call for the quarter ended December 31, 2003.

Item 9. Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Oct '03	Nov '03	Dec '03
Process Control	+10	+10	+10 to +15
Industrial Automation	+5 to +10	+10 to +15	+15
Electronics and Telecom	+15 to +20	+15	+15
HVAC	+15 to +20	+15 to +20	+10 to +15
Appliance and Tools	0 to +5	+5 to +10	+10
Total Emerson	+10 to +15	+10 to +15	+10 to +15

December ‘03 Order Comments:

Favorable currency exchange rates positively affected December orders approximately 6.5 percent.

Process orders reflect continued growth in Asia and Europe with stable orders in the United States. Project activity continues at a solid pace.

Industrial Automation orders reflect positive trends in industrial equipment, motors and controls.

Electronics and Telecommunications reflect solid orders driven by the OEM business and the systems business.

Strength in HVAC orders continued, led by growth in Asia, the United States, and air-conditioning compressors.

Appliance and Tools orders reflect increases in tools, motors and appliances, and residential storage.

Upcoming Investor Events

On Tuesday February 3, 2004, Emerson will issue the Company’s first quarter 2004 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:30 p.m. Eastern Standard Time (1:30 p.m. Central Standard Time).

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All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

Updates and further details of these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate Web site as they occur.

Item 12. Results of Operation and Financial Condition.

2004 Outlook and Announcement of Quarterly Earnings Press Release

On January 22, 2004, a press release was issued regarding the 2004 outlook for Emerson Electric Co. (EMR) and announcing an earnings call regarding Emerson’s results for the quarter ended December 31, 2003. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

On Thursday morning, January 22, 2004, Emerson senior management hosted Emerson’s annual investment community update meeting at The St. Regis Hotel in New York. In connection with its presentation at the meeting, Emerson’s senior management disclosed the following information relating to Emerson’s results of operations for its quarter ended December 31, 2003:

  Estimated sales of $3.6 billion for the first quarter of 2004 increased 11-12% over the first quarter of 2003

  Estimated operating profit of approximately $500 million, other deductions, net of approximately $80 million, interest expense, net of approximately $60 million, and pre-tax earnings from continuing operations of approximately $360 million, all for the first quarter of 2004

  Operating profit margin for the first quarter of 2004 is estimated to be approximately 13.7% of sales and pre-tax margin from continuing operations for the first quarter of 2004 is estimated to be approximately 9.9% of sales

  Estimated operating profit margin for the first quarter of 2004 increased approximately 0.5 points over the first quarter of 2003

  Rationalization costs for the first quarter of 2004 are estimated to be $30-35 million, or $0.05-0.06 per share

  Pension expense for the first quarter of 2004 is estimated to be approximately $24 million, or $0.04 per share

  No divestiture gains in the first quarter of 2004

  Sales in Electronics and Telecommunications business for the first quarter of 2004 are estimated to increase 14-16% over the first quarter of 2003

  Earnings before interest and income taxes in the Electronics and Telecommunications business for the first quarter of 2004 are estimated to be $70 million, or 10-11% of sales

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  Excluding approximately $12 million of rationalization costs, earnings for the Electronics and Telecommunications business are estimated to be $82 million, or 12-13% of sales

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: January 22, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Registrant's January 22, 2004 press release regarding 2004 outlook and announcing earnings call for the quarter ended December 31, 2003.

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